EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 13, 2003, by and among MarkWest Energy Partners, L.P., a Delaware limited partnership (“Partners”), and each Person listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”).

This Agreement is made in connection with the Purchase Agreement, dated as of the date hereof, by and between Partners and the Investors (the “Purchase Agreement”).  Partners has agreed to provide the registration and other rights set forth in this Agreement.  Pursuant to the Purchase Agreement, the Investors will acquire up to 440,000 Common Units of Partners at Closing and will have the option, but not the obligation, to purchase additional Common Units after Closing (the Common Units purchased at and after Closing pursuant to the Purchase Agreement, collectively referred to as the “Purchased Units”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01                                Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:

“Affiliate” of any Person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (b) any director or officer of such first Person or of any Person referred to in clause (a) above, and (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person owning directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of an entity or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Beneficial Ownership,” “Beneficial Owner,” and “Beneficially Own” have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units of Partners that are publicly traded on the American Stock Exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Inspectors” has the meaning specified therefor in Section 2.03(g) of this Agreement.

“Investor” or “Investors” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Parent” means any corporation or other legal entity directly or indirectly controlling at least a majority of the equity of such entity, having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers, general partner(s), or other, equivalent governing body of such entity (irrespective of whether at the time equity of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Prior Agreement” means the Registration Rights Agreement, dated November 20, 2002, by and among Partners, Tortoise MWEP, L.P. and MarkWest Hydrocarbon, Inc.

“Prior Holder” has the same meaning as Holder in the Prior Agreement.

“Purchase Agreement” has the meaning specified therefor in the Recital of this Agreement.

“Purchased Units” has the meaning specified therefor in the Recital of this Agreement.

“Records” has the meaning specified therefor in Section 2.03(g) of this Agreement.

“Registrable Securities” means the Common Units acquired by the Investors pursuant to the Purchase Agreement, until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof; provided, however, that for purposes of Sections 2.01(c) and 2.02(c), the term shall also include Registrable Securities, as defined in the Prior Agreement, proposed to be sold by Prior Holders.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Request Notice” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder or Prior Holder who is selling Registrable Securities pursuant to a Registration Statement.

Section 1.02                                Registrable Securities.  Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act) or, in the case of the demand registration rights under Section 2.01 hereof, is eligible for disposition pursuant to Rule 144(k) under the Securities Act; or (c) such Registrable Security is held by Partners or one of its subsidiaries.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01                                Demand Registration.

(a)                                  Request for Registration.  In the event that there have been, within six months following Closing, no underwritten public offerings by Partners that would permit the exercise by the Holders of the rights set forth in Section 2.02 below, one or more of the Investors may, at any time thereafter, request (a “Request Notice”) Partners to register under the Securities Act for sale in the manner specified in the Request Notice any remaining Registrable Securities that are held by the Investors; provided, however, that the Investors may only exercise such right if, at the time of the Request Notice, the Investors delivering the Request Notice (i) are the holders of at least fifty percent (50%) of all the Common Units purchased pursuant to the Purchase Agreement and (ii) demand registration for the sale of at least such number of Registrable Securities.

(b)                                 Partners’ Obligations.  Promptly following receipt of a Request Notice, Partners shall use its commercially reasonable efforts to effect the registration (including, without limitation, preparing and filing a registration statement under the Securities Act (each such registration statement, a “Registration Statement”) to permit the public resale of the Registrable Securities in accordance with the method of disposition specified in such Request Notice) of the Registrable Securities specified in the Request Notice.  If the Investors so request in the Request Notice, Partners must file the Registration Statement using Form S-3, if such form is available for use by Partners.  If no such request is made by the Investors, then registration pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Partners and is reasonably acceptable to the Investors.  To the extent the

Investors owning a majority of the Registrable Securities to be sold pursuant to the Registration Statement determine that the public resale of Registrable Securities requires dedicated marketing efforts, the method of disposition shall be a firm commitment underwritten public offering, with Partners designating the managing underwriter of such offering.

(c)                                  Underwriter’s Cut-Back.  The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall inform Partners of its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that priority shall be given in the following manner of allocation:  (i) first, to the Investors demanding such registration pari passu with Prior Holders; and (ii) then to other unitholders of Partners desiring to participate with Partners’ consent.  In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, within 10 business days after receipt by each Holder proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders shall allocate among themselves, in accordance with the priority provisions set forth in the preceding sentence, the number of such Registrable Securities that the opinion indicates may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement.  If such Holders and Prior Holders are unable to agree among themselves with respect to such allocation among Holders, as one group, and Prior Holders, as another group, then such allocation shall be made in proportion to the respective numbers of units specified in their respective written requests.

(d)                                 Prohibition on Future Grants.  From and after the date of this Agreement and until no Registrable Securities remain outstanding, Partners shall not grant any demand registration rights to any Person unless such rights are expressly made subordinate to the right of the Investors to include all of the Registrable Securities in any registration relating to an underwritten public offering.

(e)                                  Suspension of Demand Registration Rights.  The demand registration rights granted pursuant to this Section 2.01 shall be suspended upon a Registration Statement on Form S-3, which covers all Registrable Securities, being declared effective, so long as such Registration Statement remains effective and such Registrable Securities remain saleable under such Registration Statement.

(f)                                    Termination of Demand Registration Rights.  The demand registration rights granted pursuant to this Section 2.01 shall terminate two years following the date of this Agreement.

Section 2.02                                Piggy-Back Registration.

(a)                                  Company Notice.  If Partners proposes to register any of its Common Units, or any securities convertible into or exchangeable for or exercisable for Common Units, under the Securities Act, whether for its own account or for the account of other Holders or both (except with respect to Registration Statements on Forms S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof or filed in connection with an exchange offer or an offering of securities solely to Partners’ existing unitholders), each such time it will give written notice to the Investors of its intention to do so no less than 20 calendar days prior to the anticipated filing date; provided, however, that this notice requirement shall be waived with respect to a Registration Statement on Form S-3 filed by Partners that covers all Registrable Securities.

(b)                                 Request.  Upon the written request of the Investors, received by Partners no later than the 15th calendar day after receipt by the Investors of the notice sent by Partners, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of their Registrable Securities (which request shall state the intended method of disposition thereof), Partners will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by Partners, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by the Investors (in accordance with the written request of the Investors) of such Registrable Securities so registered; provided, however, that Partners may at any time, in its sole discretion and without the consent of the Investors, abandon the proposed offering in which the Investors had requested to participate.

(c)                                  Underwriter’s Cut-Back.  The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall inform Partners of its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that priority shall be given in the following order of allocation:  (i) first to Partners, (ii) then on a pro-rata basis to the Investors pari passu with Prior Holders, and (iii) then to other unitholders desiring to participate with Partners’ consent.  In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, within 10 business days after receipt by each Holder proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders shall allocate among themselves, in accordance with the priority provisions set forth in the preceding sentence, the number of Registrable Securities allocable to Holders and Prior Holders after reduction for any allocations to Partners in accordance with such priority provisions.

(d)                                 Prohibition on Future Grants.  From and after the date of this Agreement and until no Registrable Securities remain outstanding, Partners shall not grant any piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of the Investors to include Registrable Securities on a pro-rata basis in any registration relating to an underwritten public offering, except and to the extent that, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered by all Persons holding registration rights would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold.

(e)                                  Termination of Piggy-Back Registration Rights.  The piggy-back registration rights granted pursuant to this Section 2.02 shall terminate three and one-half years following the date of this Agreement.

Section 2.03                                Registration Procedures.  If and whenever Partners is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, Partners will, as expeditiously as possible:

(a)                                  prepare and file as promptly as reasonably possible with the Commission a Registration Statement, on a form available to Partners or on Form S-3 if requested by the Investors pursuant to Section 2.01(b) hereof, with respect to such securities (which filing shall be made within 30 calendar days after the receipt by Partners of a Request Notice) and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined pursuant to subsection (g) below);

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the distribution period (determined pursuant to subsection (g) below) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c)                                  furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein and supplements and amendments thereto (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d)                                 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided that Partners will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)                                  immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                                    in the case of an underwritten public offering, furnish upon request, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such

Registration Statement, an opinion of counsel for Partners dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements, or any expertized schedule, report or information contained or incorporated therein), and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by Partners, addressed to the underwriters and, if available, to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Partners and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

(g)                                 make available for inspection by Tortoise Capital Advisors, L.L.C., any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Partners (collectively, the “Records”), and cause Partners’ officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that with respect to any Records that are confidential, the Inspectors shall take such action as Partners may reasonably request in order to maintain the confidentiality of the Records.  For purposes of subsections (a) and (b) above, (i) with respect to demand registration only, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of (A) the date each underwriter has completed the distribution of all securities purchased by it or (B) the date 45 calendar days subsequent to the effective date of such Registration Statement, and (ii) the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or six months;

(h)                                 cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Partners are then listed;

(i)                                     use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Partners to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j)                                     enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(k)                                  promptly notify the Selling Holders and the underwriters, if any, of the following events and, if requested by such person, confirm such notification in writing:  (i) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (ii) any requests by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) the receipt by Partners of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

Each Selling Holder, upon receipt of notice from Partners of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by Partners that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Partners, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Partners (at Partners’ expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  If Partners shall give any such notice, the time periods mentioned in subsection (g) of this Section 2.03 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 hereof or the notice that they may resume use of the prospectus.

In connection with each registration hereunder with respect to an underwritten public offering, Partners and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of Partners’ size and investment stature.

Section 2.04                                Cooperation by Selling Holders.  Partners shall have no obligation to include in such Registration Statement shares of a Selling Holder who has failed to timely furnish such information which, in the opinion of counsel to Partners, is reasonably required in order for the Registration Statement to comply with the Securities Act.

Section 2.05                                Restrictions on Public Sale by Selling Holders of Registrable Securities.   To the extent not inconsistent with applicable law, each Selling Holder of Registrable Securities that is included in a Registration Statement which registers Registrable Securities pursuant to this Agreement agrees not to effect any public sale or distribution of the issue being registered (or any securities of Partners convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 14 business days before, and during the 45 calendar day period beginning on, the effective date of a Registration Statement filed by Partners (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by Partners of securities of the same type as the Registrable Securities, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other unitholder of Partners on whom a restriction is imposed; and, provided further that to the extent the Selling Holders do not participate in the underwritten public offering, the period of time for which Partners is required to keep any other Registration Statement which includes Registrable Securities that is effective concurrently with the holdback period described above continuously effective shall be increased by a period equal to such requested holdback period.

Section 2.06                                Restrictions on Public Sale by Partners.  To the extent required by an underwriter in an underwritten public offering, Partners agrees not to effect on its own behalf any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning on the date a preliminary prospectus relating to a marketed sale is printed and ending on the earlier to occur of (i) the completion of the distribution relating to such sale or (ii) 45 calendar days following the closing of such sale, except pursuant to such Registration Statement or a Registration Statement (A) on Form S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof, or (B) filed in connection with an exchange offer or an offering of securities solely to Partners’ existing unitholders or such other Registration Statements (I) for the resale of units issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an acquisition by Partners or (II) in connection with non-underwritten resales of securities issued to owners of a business acquired in an acquisition by Partners, whether for its own account or that of any other Holder, from the date of receipt of a Request Notice requesting the registration of an underwritten public offering until the completion or abandonment of the distribution by the underwriters of all securities thereunder.  This section applies to the demand registration right only.

Section 2.07                                Expenses.

(a)                                  Certain Definitions.  “Registration Expenses” means all expenses incident to Partners’ performance under or compliance with this Agreement, including, without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for Partners, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and reasonable out-of-pocket expenses, including, without limitation, all reasonable expenses incurred directly by the Investors for one legal counsel, but excluding any Selling Expenses. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)                                 Expenses. Partners will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2.01 of this Agreement, and Partners will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2.02 of this Agreement in proportion to the market value of securities registered for the Selling Holders and Partners, respectively, in each case, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay all Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

Section 2.08                                Indemnification.

(a)                                  By Partners.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Partners will indemnify and hold harmless each Selling Holder thereunder and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that Partners will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

(b)                                 By Each Selling Holder.  Each Selling Holder agrees to indemnify and hold harmless Partners, its directors, officers, employees and agents and each Person, if any, who controls Partners within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Partners to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the indemnifying party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Partners or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Partners on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Partners on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of Partners on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Section 2.09                                Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable

Securities to the public without registration, Partners agrees to use commercially reasonable efforts to:

(a)                                  Make and keep public information regarding Partners available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b)                                 File with the Commission in a timely manner all reports and other documents required of Partners under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  So long as the Investors own any Registrable Securities, furnish to the Investors forthwith upon written request a written statement by Partners as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Partners, and such other reports and documents so filed as the Investors may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investors to sell any such securities without registration.

Section 2.10                                Transfer or Assignment of Registration Rights.  The rights to cause Partners to register Registrable Securities granted to the Investors by Partners under this Article II may be transferred or assigned by the Investors to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that Partners is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that each such transferee assumes in writing responsibility for its portion of the obligations of the Investors under this Agreement.

ARTICLE III.

MISCELLANEOUS

Section 3.01                                Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)                                  if to the Investors, at the most current address given by the Investors to Partners, with a copy to Tortoise Capital Advisors, L.L.C. at the address set forth in the Purchase Agreement, in accordance with the provisions of this Section 3.01, which address initially is, with respect to the Investors, the address set forth in the Purchase Agreement, and

(b)                                 if to Partners, at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112, notice of which is given in accordance with the provisions of this Section 3.01.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.02                                Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent holders of Registrable Securities to the extent permitted herein.

Section 3.03                                Assignment of Rights.  All or any portion of the rights and obligations of the Investors under this Agreement may be transferred or assigned by the Investors in accordance with Section 2.10 hereof.

Section 3.04                                Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.05                                Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.06                                Governing Law.  The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.07                                Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.08                                Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Partners set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.09                                Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

Section 3.10                                Amendment.  This Agreement may be amended only by means of a written amendment signed by Partners and the Investors.

Section 3.11                                No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TORTOISE CAPITAL ADVISORS, L.L.C.,
a Delaware limited liability company

On behalf of each Purchaser listed on Schedule A attached hereto, pursuant to a Power of Attorney executed by each such Purchaser

By:
Name:	David J. Schulte
Title:	A Manager

MARKWEST ENERGY PARTNERS, L.P.,
a Delaware limited partnership

By:
Name:	Arthur J. Denney
Title:	Senior Executive Vice President